UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20546

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
DMC GLOBAL INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED APRIL 24, 2026
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2026

On March 31, 2026, DMC Global Inc. filed its proxy statement (the “Proxy Statement”) relating to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). On or about March 31, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials which contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. This Supplement to the Proxy Statement (the “Proxy Supplement”) is being filed to include additional information regarding our Rights Agreement (as defined below) to be considered with respect to a stockholder’s evaluation of Proposal 1 (Election of Directors) in the Proxy Statement.

Rights Agreement

As previously disclosed, on June 5, 2024, in response to the accumulation of shares of the Company’s common stock, the Board adopted the Stockholder Protection Rights Agreement, dated as of June 5, 2024 (as amended, the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), and declared a dividend of one right (a “Right”) in respect of each share of the Company’s common stock of record as of the Close of Business (as defined in the Rights Agreement) on June 17, 2024 (the “Record Time”) payable in respect of each such share at the Record Time. Each Right initially represents the right to purchase one one-thousandth of a share of Series B Participating Preferred Stock for $75.00, subject to adjustment and upon such terms and subject to the conditions set forth in the Rights Agreement. As provided in the Rights Agreement, one Right will be issued in respect of each share of common stock issued after the Record Time and prior to the Separation Time (as defined in the Rights Agreement).

On May 30, 2025, the Company entered into Amendment No. 1 to Stockholder Protection Rights Agreement, which extended the Expiration Time (as defined in the Rights Agreement) of the Rights from June 4, 2025 to June 4, 2026 (unless the Rights are earlier redeemed, exchanged or terminated in accordance with the terms and conditions of the Rights Agreement).

On April 24, 2026, the Company entered into Amendment No. 2 to Stockholder Protection Rights Agreement, which further extends the Expiration Time of the Rights to June 4, 2027 (unless the Rights are earlier redeemed, exchanged or terminated in accordance with the terms and conditions of the Rights Agreement). Except for the extension of the Expiration Time, the Rights Agreement remains unaltered and in full force and effect.

Subject to exceptions specified in the Rights Agreement, the Rights generally restrict any person or group from acquiring Beneficial Ownership (as defined in the Rights Agreement) of 10% (or 20% in the case of a Passive Investor (as defined in the Rights Agreement)) or more of the outstanding shares of Common Stock. For purposes of the Rights, the term “Beneficial Ownership” continues to include ownership of securities as to which a person has a right to become the beneficial owner – including upon exercise of conversion rights – regardless of whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions.

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Except for the discussion above, this Proxy Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement. This Proxy Supplement should be read in conjunction with the Proxy Statement, which contains important additional information. This supplemental information should be read together with the Proxy Statement, which should be read in its entirety. From and after the date of this Proxy Supplement, any and all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. If you have already returned your proxy card or provided voting instructions to your broker, you do not need to take any action unless you wish to change your vote. Information regarding how to vote your shares and revoke already submitted proxies is available in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 13, 2026. This Proxy Supplement, the Notice of Annual Meeting, the Proxy Statement, the Notice of Internet Availability of Proxy Materials, and our annual report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.investorvote.com/boom.